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                                                                      EXHIBIT 11

               PHYSICIAN RELIANCE NETWORK, INC.  AND SUBSIDIARIES

                    NET INCOME PER COMMON EQUIVALENT SHARES
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                            THREE            THREE            SIX              SIX
                                                            MONTHS           MONTHS          MONTHS           MONTHS
                                                            ENDED            ENDED            ENDED            ENDED
                                                           JUNE 30,         JUNE 30,         JUNE 30,         JUNE 30,
                                                             1996            1996              1996             1995
                                                         -----------      -----------      -----------      -----------
Weighted average common shares outstanding                46,658,853       38,251,826       44,059,704       38,251,826
Incremental shares related to assumed
    exercise of stock options                              1,089,542          474,252        1,081,542          474,252
                                                         -----------      -----------      -----------      -----------
Weighted average common and
    common equivalent shares-primary                      47,748,395       38,726,078       45,141,246       38,726,078

Incremental shares related to assumed
    conversion of common stock subscribed                        ---           46,350              ---           46,350
                                                         -----------      -----------      -----------      -----------
Weighted average common and
    common equivalent shares-fully diluted                47,748,395       38,772,428       45,141,246       38,772,428
                                                         ===========      ===========      ===========      ===========

Net income                                               $     5,976      $     3,024      $    11,149      $     5,097
                                                         ===========      ===========      ===========      ===========

Net income per share (primary and fully diluted)         $      0.13      $      0.08      $      0.25      $      0.13
                                                         ===========      ===========      ===========      ===========




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